Exhibit 99.1

Press Release April 22, 2019

7575 W. Jefferson Blvd. Fort Wayne, IN 46804

Steel Dynamics Reports First Quarter 2019 Results

FORT WAYNE, INDIANA, April 22, 2019 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced first quarter 2019 financial results.  The company reported first quarter 2019 net sales of $2.8 billion and net income of $204 million, or $0.91 per diluted share.

Comparatively, prior year first quarter net income was $228 million, or $0.96 per diluted share, with net sales of $2.6 billion.  Sequential fourth quarter 2018 net income was $270 million, or $1.17 per diluted share, which included additional company-wide performance-based compensation of $0.04 per diluted share and lower earnings of $0.10 per diluted share, associated with planned maintenance outages at the company’s liquid pig iron production facility and its two flat roll steel mills.  Excluding these items, the company’s fourth quarter adjusted net income was $302 million, or $1.31 per diluted share.

“The team delivered a strong first quarter performance in a somewhat challenging flat roll steel pricing environment,” said Mark D. Millett, President and Chief Executive Officer.  “A downward trend in flat roll steel prices began in the second half of 2018, and continued through mid-first quarter 2019, reaching an inflection point in February 2019.  The teams were able to increase shipments and offset some of the margin compression, resulting in first quarter 2019 consolidated operating income of $292 million and adjusted EBITDA of $382 million.  The continued stabilization and improvement in flat roll steel prices are having a positive impact, resulting in increased flat roll order activity and solid order backlogs.  We are seeing continued strength in the automotive, energy and industrial sectors, and as evidenced by strong steel fabrication backlogs, strength in non-residential construction.”

The company generated cash flow from operations of $182 million during the first quarter 2019 and maintained liquidity of $2.2 billion at March 31, 2019.  On March 1, 2019, the company used available cash of $93 million to fund the purchase of a 75 percent controlling interest of United Steel Supply, a leading distributor of painted Galvalume® flat roll steel used for roofing and siding applications.

As evidence of the confidence in the company’s sustainable long-term cash flow generation capability, the board of directors approved a 28 percent increase in the company’s first quarter 2019 cash dividend, reflecting the strength of the company’s capital foundation and liquidity profile.  The company also repurchased $84 million of its common stock during the first quarter of 2019.

2019 Comments

First quarter 2019 operating income for the company’s steel operations was $312 million, or 22 percent lower than sequential fourth quarter 2018 results.  The decline in earnings resulted from metal spread compression driven by lower flat roll steel pricing, which more than offset increased overall steel shipments.  The first quarter 2019 average product selling price for the company’s steel operations decreased $38 to $902 per ton.  The average ferrous scrap cost per ton melted only decreased $5 to $338 per ton.

First quarter 2019 operating income from the company’s metals recycling operations increased to $20 million, compared to $17 million in the sequential fourth quarter, based on improved recycled nonferrous shipments and average pricing.  Conversely, recycled ferrous shipments and metal spread declined modestly in the quarter.

First quarter 2019 operating income from the company’s steel fabrication operations was a strong $21 million, or 39 percent higher than sequential fourth quarter results.  Earnings improved as higher product pricing and lower raw material steel input costs, resulted in expanded profit margins which more than offset lower shipments related to inclement weather conditions that occurred during the first quarter.  The steel fabrication platform order backlog remains strong, and customers remain optimistic concerning non-residential construction projects heading into the summer season.

Outlook

“We believe the market dynamics are in place for domestic steel consumption to continue to increase this year,” said Millett.  “Based on domestic steel demand fundamentals and continued customer optimism, we believe North American steel consumption will experience steady growth.  In combination with our existing and newly announced expansion initiatives, we believe there are firm drivers for our continued growth.  We are excited about our planned flat roll steel mill, and the anticipated long-term value creation it will bring through geographic and value-added product diversification. We plan for the new steel mill to have product capabilities beyond existing EAF flat roll steel producers today, competing even more effectively with the integrated steel model and foreign competition.  We have targeted regional markets that represent over 27 million tons of relevant flat roll steel consumption, which includes the growing Mexican flat roll market.  This facility should have a meaningful competitive advantage in those regions.

“We continue to strengthen our financial position through strong cash flow generation and the execution of our long-term strategy. We are well-positioned for growth and remain focused on delivering long-term shareholder value through organic and transactional growth opportunities,” concluded Millett.

Conference Call and Webcast

Steel Dynamics, Inc. will hold a conference call to discuss first quarter 2019 operating and financial results on Monday, April 22, 2019, at 10:00 a.m. Eastern Daylight Time. You may access the call and find dial-in information on the Investors section of the company’s website at www.steeldynamics.com.  A replay of the call will be available on our website until 11:59 p.m. Eastern Daylight Time on April 27, 2019.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that Adjusted Net Income, Adjusted Diluted Earnings Per Share, EBITDA and Adjusted EBITDA, non-GAAP financial measures, provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA and Adjusted EBITDA included in this release may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking”, subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, manufacturing, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuations in the cost of key raw materials and supplies (including steel scrap, iron units, zinc, graphite electrodes, and energy costs) and our ability to pass on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses or assets; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Tricia Meyers, Investor Relations Manager— +1.260.969.3500

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

			Three Months
	Three Months Ended		Ended
	March 31,		December 31,
	2019	2018	2018

Net sales	$2,817,435	$2,603,875	$2,903,892
Costs of goods sold	2,383,865	2,140,459	2,382,657
Gross profit	433,570	463,416	521,235

Selling, general and administrative expenses	111,038	106,431	106,564
Profit sharing	23,677	26,662	41,684
Amortization of intangible assets	7,013	6,926	7,434
Operating income	291,842	323,397	365,553

Interest expense, net of capitalized interest	31,122	31,896	31,652
Other expense (income), net	(6,343)	(4,463)	(7,384)
Income before income taxes	267,063	295,964	341,285

Income tax expense	62,236	70,489	71,433
Net income	204,827	225,475	269,852
Net (income) loss attributable to noncontrolling interests	(499)	2,076	152
Net income attributable to Steel Dynamics, Inc.	$204,328	$227,551	$270,004

Basic earnings per share attributable to Steel Dynamics, Inc. stockholders	$0.91	$0.96	$1.18

Weighted average common shares outstanding	224,058	236,623	229,245

Diluted earnings per share attributable to Steel Dynamics, Inc. stockholders, including the effect of assumed conversions when dilutive	$0.91	$0.96	$1.17

Weighted average common shares and share equivalents outstanding	224,962	237,723	230,455

Dividends declared per share	$0.2400	$0.1875	$0.1875

Steel Dynamics, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets
Cash and equivalents	$791,444	$828,220
Short-term investments	173,723	228,783
Accounts receivable, net	1,143,395	1,043,756
Inventories	1,867,700	1,859,168
Other current assets	52,628	72,730
Total current assets	4,028,890	4,032,657

Property, plant and equipment, net	2,936,893	2,945,767

Intangible assets, net	263,315	270,328

Goodwill	530,716	429,645

Other assets	97,419	25,166
Total assets	$7,857,233	$7,703,563
Liabilities and Equity
Current liabilities
Accounts payable	$591,467	$550,754
Income taxes payable	26,896	7,468
Accrued expenses	303,769	436,681
Current maturities of long-term debt	80,958	24,234
Total current liabilities	1,003,090	1,019,137

Long-term debt	2,354,427	2,352,489

Deferred income taxes	447,087	435,838

Other liabilities	63,171	8,870
Total liabilities	3,867,775	3,816,334

Commitments and contingencies

Redeemable noncontrolling interests	139,930	111,240

Equity
Common stock	645	645
Treasury stock, at cost	(1,261,837)	(1,184,243)
Additional paid-in capital	1,160,139	1,160,048
Retained earnings	4,109,034	3,958,320
Accumulated other comprehensive income	130	301
Total Steel Dynamics, Inc. equity	4,008,111	3,935,071
Noncontrolling interests	(158,583)	(159,082)
Total equity	3,849,528	3,775,989
Total liabilities and equity	$7,857,233	$7,703,563

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended
	March 31,
	2019	2018

Operating activities:
Net income	$204,827	$225,475

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,174	76,135
Equity-based compensation	15,308	12,841
Deferred income taxes	12,091	9,545
Other adjustments	728	30
Changes in certain assets and liabilities:
Accounts receivable	(61,062)	(118,818)
Inventories	39,469	(80,711)
Other assets	301	(105)
Accounts payable	3,206	66,332
Income taxes payable, net	49,850	63,962
Accrued expenses	(163,339)	(76,751)
Net cash provided by operating activities	181,553	177,935

Investing activities:
Purchases of property, plant and equipment	(54,436)	(50,606)
Purchases of short-term investments	(49,677)	(40,000)
Proceeds from maturities of short-term investments	104,737	—
Acquisition of business, net of cash and restricted cash acquired	(93,412)	—
Other investing activities	364	229
Net cash used in investing activities	(92,424)	(90,377)

Financing activities:
Issuance of current and long-term debt	121,234	93,058
Repayment of current and long-term debt	(115,271)	(113,034)
Dividends paid	(42,239)	(36,797)
Purchase of treasury stock	(84,308)	(69,269)
Other financing activities	(5,720)	(5,180)
Net cash used in financing activities	(126,304)	(131,222)

Decrease in cash, cash equivalents, and restricted cash	(37,175)	(43,664)
Cash, cash equivalents, and restricted cash at beginning of period	834,423	1,035,085
Cash, cash equivalents, and restricted cash at end of period	$797,248	$991,421

Supplemental disclosure information:
Cash paid for interest	$8,606	$8,629
Cash paid (received) for income taxes, net	$1,839	$(1,045)

Steel Dynamics, Inc.

SUPPLEMENTAL INFORMATION

(dollars in thousands)

	First Quarter
	2019	2018	4Q 2018
External Net Sales
Steel	$2,124,570	$1,921,790	$2,198,459
Fabrication	228,480	201,492	251,592
Metals Recycling	351,137	388,122	352,555
Other	113,248	92,471	101,286
Consolidated	$2,817,435	$2,603,875	$2,903,892

Operating Income
Steel	$312,437	$338,357	$402,252
Fabrication	20,663	19,832	14,902
Metals Recycling	19,958	27,805	16,954
Operations	353,058	385,994	434,108

Non-cash amortization of intangible assets	(7,013)	(6,926)	(7,434)
Profit sharing expense	(23,677)	(26,662)	(41,684)
Non-segment operations	(30,526)	(29,009)	(19,437)
Consolidated Operating Income	$291,842	$323,397	$365,553

Adjusted EBITDA
Net income	$62,236	$70,489	$71,433
Income taxes	204,827	225,475	269,852
Net interest expense	24,017	27,482	24,738
Depreciation	71,846	67,823	71,765
Amortization of intangible assets	7,013	6,926	7,434
Non-controlling interest	(499)	2,077	151
EBITDA	369,440	400,272	445,373
Non-cash adjustments
Unrealized hedging (gain) loss	1,742	(9,956)	(2,510)
Inventory valuation	241	200	666
Equity-based compensation	10,619	9,580	14,457
Adjusted EBITDA	$382,042	$400,096	$457,986

Other Operating Information
Steel
Average external sales price (Per ton) *	$902	$822	$940
Average ferrous cost (Per ton melted) #	$338	$321	$343

Flat Roll shipments
Butler and Columbus Flat Roll Divisions	1,526,851	1,548,814	1,493,894
Techs, Heartland, and USS Divisions	330,775	194,762	262,642
Long Product shipments
Structural and Rail Division	376,263	368,783	389,107
Engineered Bar Products Division	206,874	215,150	217,646
Roanoke Bar Division	152,400	123,403	150,607
Steel of West Virginia	91,248	83,732	70,367
Total shipments (Tons)	2,684,411	2,534,644	2,584,263

External shipments (Tons) *	2,347,209	2,327,515	2,328,420

Steel production (Tons) *	2,745,128	2,601,200	2,677,613

Metals Recycling
Nonferrous shipments (000’s of pounds)	292,038	271,628	278,418
Ferrous shipments (Gross tons)	1,171,361	1,256,899	1,215,474
External ferrous shipments (Gross tons)	382,841	436,990	414,941

Fabrication
Average external sales price (Per ton)	$1,575	$1,345	$1,550
Shipments (Tons)	145,222	149,926	162,292

*  Includes all steel operations

#  Includes ferrous cost per ton melted at our six electric-arc furnace steel mills